Exhibit (d)(89)

FEE WAIVER AGREEMENT

FOR CERTAIN TIAA-CREF FUNDS

This Agreement is entered into effective as of October 1, 2017, by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, LLC (“Advisors”), a Delaware corporation.

WHEREAS, the Trust is an open-end diversified management investment company with numerous investment portfolios,

WHEREAS, Advisors and the Trust have entered into an Investment Management Agreement (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee; and

WHEREAS, the parties hereto wish to lessen the impact of the fees levied on certain Funds in the Investment Management Agreement.

NOW, THEREFORE, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall be in-force from October 1, 2017 until the close of business on September 30, 2018.

2.	Waiver of Management Fees. Advisors hereby agrees to waive a portion of its fees under the Investment Management Agreement for the following Funds, as reflected below:

	Share Class (current net expense ratios)					Voluntary Waiver	Share Class (net expense ratios post-waiver)
Fund	Institutional	Advisor	Premier	Retirement	Retail	(applies to all share classes)	Institutional	Advisor	Premier	Retirement	Retail
Enhanced Large-Cap Growth Index Fund	0.34%	0.43%	N/A	N/A	N/A	0.02%	0.32%	0.41%	N/A	N/A	N/A
Enhanced Large-Cap Value Index Fund	0.34%	0.43%	N/A	N/A	N/A	0.02%	0.32%	0.41%	N/A	N/A	N/A
Short-Term Bond Index Fund	0.12%	0.21%	0.27%	0.37%	0.42%	0.07%	0.05%	0.14%	0.20%	0.30%	0.35%

3.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Teachers Advisors, LLC

By:
Title:

TIAA-CREF Funds

On behalf of the Enhanced Large-Cap Growth Index Fund, the Enhanced Large-Cap Value Fund, and the Short-Term Bond Index Fund

By:
Title: